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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No.1 to Registration Statement on Form F-3 and the related Prospectus for the registration of debt securities in the amount of U.S. $1,000,000,000, and to the incorporation by reference therein of our report dated November 24, 2004, with respect to the consolidated financial statements of The Toronto-Dominion Bank included in its Annual Report on Form 40-K for the fiscal year ended October 31, 2004 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Toronto, Canada September 29, 2005	/s/ PricewaterhouseCoopers LLP Toronto, Canada September 29, 2005

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Exhibit 23.3